As filed with the U.S. Securities and Exchange Commission on August 11, 2026

Registration No. 333-258852

Registration No. 333-272720

Registration No. 333-290258

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-258852

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-272720

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-290258

UNDER

THE SECURITIES ACT OF 1933

KATAPULT HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	84-2704291
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

400 Galleria Parkway SE, Suite 300Atlanta, GA 30339-3182

(678) 402-3000

(Address of principal executive offices) (Zip code)

Katapult Holdings, Inc. 2021 Equity Incentive Plan

Katapult Holdings, Inc. 2026 Equity Incentive Plan

(Full titles of the plans)

Russell Falkenstein

Executive Vice President, Chief Financial Officer

400 Galleria Parkway SE, Suite 300

Atlanta, GA 30339-3182

(678) 402-3000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Cal Smith

King & Spalding LLP

1180 Peachtree Street, NE

Atlanta, Georgia 30309

(404) 572-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Katapult Holdings, Inc. (the “Company”) previously filed the following registration statements on Form S-8 with the Securities and Exchange Commission (the “Commission”) registering shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable under the Katapult Holdings, Inc. 2021 Equity Incentive Plan, as amended from time to time (the “Prior Plan”): (i) Registration Statement on Form S-8 (File No. 333-258852), filed with the Commission on August 16, 2021, (ii) Registration Statement on Form S-8 (File No. 333-272720), filed with the Commission on June 16, 2023, and (iii) Registration Statement on Form S-8 (File No. 333-290258), filed with the Commission on September 15, 2025 (collectively, the “Prior Registration Statements”).

On August 6, 2026, the Company’s stockholders approved the Katapult Holdings, Inc. 2026 Equity Incentive Plan (the “2026 Plan”), which was adopted in connection with the merger transactions consummated pursuant to that certain Agreement and Plan of Merger, dated as of December 11, 2025 (as amended by the First Amendment thereto, dated June 17, 2026, the “Merger Agreement”), by and among the Company, Katapult Merger Sub 1, Inc., Katapult Merger Sub 2, LLC, CCF Holdings LLC and Aaron’s Intermediate Holdco, Inc. As of the effective date of the 2026 Plan, no further awards will be granted under the Prior Plan; however, awards granted under the Prior Plan prior to the effective date of the 2026 Plan will remain outstanding in accordance with their existing terms.

Pursuant to the terms of the 2026 Plan, the maximum aggregate number of shares of Common Stock that may be issued under the 2026 Plan equals the sum of (i) 9,000,000 shares of Common Stock, plus (ii) the number of shares of Common Stock underlying awards under the Prior Plan that, on or after the effective date of the 2026 Plan, expire or become unexercisable, or are forfeited, canceled or otherwise terminated without delivery of shares or cash therefor (the shares described in clause (ii), the “Rollover Shares”). On and after the effective date of the 2026 Plan, the Rollover Shares may be issued under the 2026 Plan to the extent such shares are no longer issuable pursuant to the Prior Plan and instead become authorized for issuance under the 2026 Plan.

Accordingly, the Company is filing these Post-Effective Amendments pursuant to Item 512 of Regulation S-K, and, to the extent applicable, the Securities Act Forms Compliance and Disclosure Interpretation 126.43, to amend the Prior Registration Statements to cover the offer and sale of the Rollover Shares under the 2026 Plan once such shares are no longer issuable pursuant to the Prior Plan and instead become authorized for issuance under the 2026 Plan. These Post-Effective Amendments do not register any additional shares of Common Stock and do not increase the number of shares registered under the Prior Registration Statements. Accordingly, no new filing fee is due upon the filing of these Post-Effective Amendments.

Contemporaneously with the filing of these Post-Effective Amendments, the Company is filing a separate registration statement on Form S-8 to register 9,000,000 newly authorized shares of Common Stock issuable under the 2026 Plan that are not Rollover Shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into these Post-Effective Amendments:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”), filed with the Commission on March 11, 2026;

(b) The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 filed with the Commission on May 8, 2026 and August 4, 2026;

(c) The Company’s Current Reports on Form 8-K filed with the Commission on January 12, 2026, January 15, 2026, February 20, 2026, April 16, 2026, May 5, 2026, June 3, 2026, June 8, 2026, June 18, 2026, July 27, 2026, August 6, 2026 and August 11, 2026;

(d) The description of the Company’s Common Stock (incorporated by reference to the section entitled “Description of Katapult’s Securities” included in the Company’s Registration Statement on Form S-4, filed with the Commission on June 18, 2026); and

(e) The sections of the Company’s Definitive Proxy Statement on Form DEF 14A for the 2026 Annual Meeting of Stockholders incorporated by reference in the 2025 Annual Report.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Company’s charter provides that all of its directors, officers, employees and agents shall be entitled to be indemnified by the Company to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”). Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, the Company’s charter provides that no director shall be personally liable to the Company or any of its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of the Company’s charter is to eliminate the Company’s rights and those of the Company’s stockholders (through stockholders’ derivative suits on the Company’s behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate the Company’s rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with the Company’s charter, the liability of the Company’s directors to the Company or the Company’s stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of the Company’s charter limiting or eliminating the liability of directors, whether by the Company’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the Company to further limit or eliminate the liability of directors on a retroactive basis.

The Company’s charter provides that the Company will, to the fullest extent authorized or permitted by applicable law, indemnify the Company’s current and former officers and directors, as well as those persons who, while directors or officers of the Company, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to the Company’s charter will be indemnified by the Company in connection with a proceeding initiated by such person only if such proceeding was authorized by the Company’s board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which is conferred by the Company’s charter is a contract right that includes the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by the Company’s officer or director (solely in the capacity as an officer or director of the Company) will be made only upon delivery to the Company of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under the Company’s charter or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by the Company’s charter may have or hereafter acquire under law, the Company’s charter, the Company’s bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of the Company’s charter affecting indemnification rights, whether by the Company’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the Company to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. The Company’s charter also permits the Company, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by the Company’s charter.

The Company’s bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which are set forth in the Company’s charter. In addition, the Company’s bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by the Company within a specified period of time. The Company’s bylaws also permit the Company to purchase and maintain insurance, at the Company’s expense, to protect the Company and/or any director, officer, employee or agent of the Company or another entity, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of the Company’s bylaws affecting indemnification rights, whether by the Company’s board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the Company to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

The Company has entered into indemnification agreements with each of its officers and directors. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Company maintains standard policies of insurance that provide coverage (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that it may make to such directors and officers.

The Company has purchased and intends to maintain insurance on behalf of the Company and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of the Company, dated June 9, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed with the SEC on June 15, 2021).

4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company, dated June 9, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed with the SEC on July 28, 2023).

4.3	Second Amended and Restated By-Laws of the Company, dated December 28, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed with the SEC on December 28, 2023).

4.4	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, filed with the SEC on June 15, 2021).

5.1*	Opinion of King & Spalding LLP.

23.1*	Consent of King & Spalding LLP (included in Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Katapult Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed with the SEC on August 16, 2021).

99.2*	Katapult Holdings, Inc. 2026 Equity Incentive Plan.

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 11th day of August, 2026.

KATAPULT HOLDINGS, INC.

By:	/s/ Cory Miller
Cory Miller
Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Katapult Holdings, Inc. hereby appoint each of Kyle Hanson, Cory Miller and Russell Falkenstein as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to these post-effective amendments to registration statements on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, these Post-Effective Amendments to the Prior Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cory Miller	Chief Executive Officer and Director	August 11, 2026
Cory Miller	(Principal Executive Officer)

/s/ Russell Falkenstein	Chief Financial Officer	August 11, 2026
Russell Falkenstein	(Principal Financial Officer)

/s/ Douglass L. Noe	Chief Accounting Officer	August 11, 2026
Douglass L. Noe	(Principal Accounting Officer)

/s/ Kyle Hanson	Executive Chairman and Director	August 11, 2026
Kyle Hanson

/s/ Jennifer Baldock	Director	August 11, 2026
Jennifer Baldock

/s/ Philip Bartow III	Director	August 11, 2026
Philip Bartow III

/s/ Michael Heller	Director	August 11, 2026
Michael Heller

/s/ Lynn DeVault	Director	August 11, 2026
Lynn DeVault

/s/ Eugene Schutt	Director	August 11, 2026
Eugene Schutt

/s/ Orlando Zayas	Director	August 11, 2026
Orlando Zayas

/s/ Will Jones	Director	August 11, 2026
Will Jones

/s/ Gregory L. Zink	Director	August 11, 2026
Gregory L. Zink